Exhibit 99.1

Beeline Expands Warehouse Capacity to $25 Million, Adds Two New Banking Partners to Fuel Accelerating Growth

PROVIDENCE, RI – October 16, 2025 – (NASDAQ: BLNE) — Beeline Holdings, Inc., among the fast-growing digital mortgage platforms redefining the path to homeownership, today announced a significant expansion of its warehouse lending capacity from $5 million to $25 million, supporting its rapid revenue growth and scaling loan origination volume.

Loan originations have increased over 30% per quarter in 2025, with further acceleration expected in Q4 2025 and into 2026 as interest rate cuts are expected to drive new mortgage activity.

Beeline’s existing $5 million facility with First Funding was expanded to $15 million, while two additional $5 million warehouse lines were secured with Customers Bank and Northpointe Bank, bringing total capacity to $25 million. With warehouse lines turning approximately three times per month, Beeline now has the ability to originate up to $75 million in loans monthly. Loans typically remain on Beeline’s lines for just seven business days before sale, consistent with leading independent mortgage bankers.

“We expect our revenues to increase substantially as headwinds turn into tailwinds and as we continue closing loans faster than many competitors,” said Nick Liuzza, Co-Founder and CEO of Beeline. “October is tracking to be our strongest month since the market downturn, and we are on pace to achieve cash-flow-positive operations by January 2026.”

With the addition of new banking partners and expanding our relationship with warehouse lenders, Beeline is strategically positioned to further grow its warehouse capacity as origination volume surpasses $75 million per month.

The company also continues to advance its fractional equity sale product, which leverages blockchain technology and a partnership with a new digital coin. This innovation will enable Beeline to tokenize residential real estate, creating liquidity for equity-rich homeowners who face challenges accessing cash through traditional refinance or HELOC options. Additional details are expected in late October.

About Beeline

Beeline Holdings, Inc. is a trailblazing mortgage fintech transforming the way people access property financing. Through its fully digital, AI-powered platform, Beeline delivers a faster, smarter path to home loans-whether for primary residences or investment properties. Headquartered in Providence, Rhode Island, Beeline is reshaping mortgage origination with speed, simplicity, and transparency at its core. We believe everyone’s an investor seeking greater financial freedom. That’s why we’re leveling the playing field with the fastest, simplest loans ever, helping you reach your financial happy place.

Learn more about Beeline at makeabeeline.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations for future revenue growth and achieving cash-flow positive operations by January 2026, anticipated interest rate cuts and increased mortgage activity, and increases in our warehouse line capacity and potential benefits therefrom. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, our ability to continue as a going concern and the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs, future interest rate changes, the risks arising from the impact of inflation, tariffs, and a recession which may result on our business, prospective purchasers of (and refinancing of) homes in the U.S., and on the national and global economy, our ability to attract homeowners to our products and services, the demand for and success of our services, technology and collaborations, the ability of us and third parties on which we depend to comply with applicable regulatory requirements, the risk that software and technology infrastructure on which we depend fail to perform as designed or intended, and the Risk Factors contained in our Prospectus Supplement dated September 26, 2025 and Form 10-K filed April 15, 2025. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts

Investor Relations

ir@makeabeeline.com

Media Inquiries
press@makeabeeline.com